Ibotta Reports Fourth Quarter and Full Year 2025 Financial Results

Ibotta’s fourth quarter financial results exceeded the upper end of the guidance range for both revenue and Adjusted EBITDA.

Full year 2025 revenue declined by 7% year-over-year to $342.4 million

Generated full year 2025 net income of $3.6 million, representing net income as a percent of revenue of 1%, and Adjusted EBITDA of $62.9 million, representing an 18% Adjusted EBITDA margin

Generated full year 2025 cash from operating activities of $95.3 million and free cash flow of $61.0 million

DENVER, February 25, 2026 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), the performance marketing platform for promotions, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a year of significant investment and transformation for Ibotta,” said Ibotta CEO and founder, Bryan Leach. “We made meaningful improvements to our core product and launched LiveLift™, an enhanced set of capabilities that we believe points to the future of promotions in the CPG industry. We announced strategic partnerships with Circana and ABCS Insights to provide third-party sales lift measurement to digital promotions, added DoorDash to the Ibotta Performance Network, and enhanced our Executive team through the addition of Matt Puckett as Chief Financial Officer and Chris Riedy as Chief Revenue Officer. We’re looking forward to building on the foundations we laid in 2025, this year and beyond.”

Fourth Quarter 2025 Financial Highlights:

•Total revenue of $88.5 million, a year-over-year decline of 10%.
•Total redemption revenue of $78.5 million, a year-over-year decline of 5%.
•During the quarter, the IPN had 20.4 million redeemers, compared to 17.2 million redeemers in the fourth quarter of 2024, an increase of 19% year-over-year. The primary driver of year-over-year growth was the launch of offers to a majority of DoorDash customers in the second quarter of 2025, growth at existing publishers, and the launch of Instacart in November of 2024.
•Third-party publisher redemptions of 74.0 million, compared to 66.3 million in the fourth quarter of 2024, a year-over-year increase of 12%.
•Generated net loss of $1.0 million, representing net loss as a percent of revenue of 1%, and adjusted net income of $8.1 million, representing adjusted net income as a percent of revenue of 9%.
•Delivered Adjusted EBITDA of $13.7 million, representing an Adjusted EBITDA margin of 15%.

•Generated cash from operating activities of $27.8 million and free cash flow of $16.6 million.
•Repurchased 2.1 million shares for a total of $55.0 million at an average price per share of $25.78, exclusive of broker commissions and excise tax.

Full Year 2025 Financial Highlights:

•Total revenue of $342.4 million, a year-over-year decline of 7%.
•Total redemption revenue of $297.2 million, a year-over-year decline of 4%.
•The IPN averaged 18.2 million redeemers in 2025, compared to 14.7 million redeemers in 2024, an increase of 24% year-over-year. The primary driver of year-over-year growth was the launch of Instacart during the fourth quarter of 2024, growth at existing publishers, and the launch of offers to a majority of DoorDash customers in the second quarter of 2025.
•Third-party publisher redemptions of 255.8 million in 2025, compared to 228.0 million in 2024, a year-over-year increase of 12%.
•Generated net income of $3.6 million, representing net income as a percent of revenue of 1%, and adjusted net income of $51.4 million, representing adjusted net income as a percent of revenue of 15%.
•Delivered Adjusted EBITDA of $62.9 million, representing an Adjusted EBITDA margin of 18%.
•Generated cash from operating activities of $95.3 million and free cash flow of $61.0 million.
•Repurchased 6.9 million shares for a total of $233.8 million at an average price per share of $34.04, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the quarters and fiscal years ended December 31, 2025 and 2024:

	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$78,548	$82,399	(5)%	$297,236	$308,824	(4)%
Revenue	$88,526	$98,380	(10)%	$342,389	$367,254	(7)%
Net (loss) income	$(1,003)	$76,172	(101)%	$3,575	$68,742	(95)%
Net (loss) income per share, diluted	$(0.04)	$2.27	(102)%	$0.12	$2.56	(95)%
Net (loss) income as a percent of revenue	(1)%	77%		1%	19%

Non-GAAP Results
Adjusted EBITDA	$13,716	$27,768	(51)%	$62,881	$112,220	(44)%
Adjusted EBITDA margin	15%	28%		18%	31%
Adjusted net income	$8,050	$22,372	(64)%	$51,396	$89,038	(42)%
Adjusted net income per share, diluted	$0.29	$0.67	(57)%	$1.71	$3.31	(48)%

The following table summarizes the Company’s performance metrics for the quarters and fiscal years ended December 31, 2025 and 2024:

	Three months ended December 31,			Year ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(in thousands, except per redeemer figures, per redemption figures, and percentages)
Performance Metrics
Redemptions:
Direct-to-consumer redemptions	20,694	28,276	(27)%	85,048	116,095	(27)%
Third-party publisher redemptions	73,983	66,276	12%	255,801	228,004	12%
Total redemptions	94,677	94,552	—%	340,849	344,099	(1)%
Redeemers:
Direct-to-consumer redeemers	1,646	1,819	(10)%	1,634	1,864	(12)%
Third-party publisher redeemers	18,759	15,396	22%	16,615	12,809	30%
Total redeemers	20,405	17,215	19%	18,249	14,673	24%
Redemptions per redeemer:
Direct-to-consumer redemptions per redeemer	12.6	15.5	(19)%	52.1	62.3	(16)%
Third-party publisher redemptions per redeemer	3.9	4.3	(9)%	15.4	17.8	(13)%
Total redemptions per redeemer	4.6	5.5	(16)%	18.7	23.5	(20)%
Redemption revenue per redemption:
Direct-to-consumer redemption revenue per redemption	$1.07	$1.07	—%	$1.11	$1.11	—%
Third-party publisher redemption revenue per redemption	$0.76	$0.79	(4)%	$0.79	$0.79	—%
Total redemption revenue per redemption	$0.83	$0.87	(5)%	$0.87	$0.90	(3)%

Note that certain figures shown above may not recalculate due to rounding.

Full Year 2025 Business Highlights:

•Chris Riedy and Matt Puckett joined our executive leadership team as Chief Revenue Officer and Chief Financial Officer, respectively.
•During Q2, Ibotta offers became available to a majority of DoorDash customers.
•During Q3, we completed the re-organization of our Sales team, migrating from a territory-based model to an industry vertical model.
•During Q4, we formally announced LiveLift™, our next-generation set of enhanced capabilities that enables more sophisticated projections and profitability metrics to help our clients achieve the desired scale or efficiency for their promotions.
•In Q3 and Q4, we announced strategic partnerships with Circana and ABCS Insights, respectively, to bring third-party sales lift measurement to digital promotions.

Financial Guidance:

First quarter 2026 outlook summary:

•Revenue of $78 - $82 million, a year-over-year decline of 5% at the midpoint
•Adjusted EBITDA of $6 - $8 million, representing a margin of 9% at the midpoint.

Guidance for Adjusted EBITDA is earnings before interest income, net, provision for income tax, and depreciation and amortization, and excludes stock-based compensation and other expense, net. We have not reconciled Adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income as a percent of revenue, adjusted diluted net income per share and free cash flow that supplement the financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest income, net, provision for (benefit from) income tax, and depreciation and amortization, and excludes stock-based compensation, change in fair value of derivative, loss on debt extinguishment, restructuring charges, and other expense, net. Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percent of revenue. Adjusted net income excludes stock-based compensation, loss on debt extinguishment, change in fair value of derivative, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Adjusted diluted net income per share is calculated as adjusted net income divided by diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

Fourth Quarter and Full Year 2025 Financial Results Webcast and Conference Call Details

When:	Wednesday, February 25, 2026 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): A platform that allows clients to deliver digital promotions to consumers via a network of publishers, consisting of our owned properties and third-party publishers.

Redeemer: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemption: A verified purchase of one or more items qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through rewards offered on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is a leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.7 billion through the IPN since 2012. The largest tech IPO in history to come out of Colorado, Ibotta is headquartered in Denver, and is continually listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and Founder about our strategy for 2026 and product capabilities, the impact of our new products, like LiveLiftTM, and the Company’s financial guidance, such as revenue and adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$88,526	$98,380	$342,389	$367,254
Cost of revenue(1)	18,896	15,151	71,055	50,121
Gross profit	69,630	83,229	271,334	317,133
Operating expenses(1):
Sales and marketing(2)	33,639	33,306	118,935	139,214
Research and development	14,246	15,819	61,082	63,271
General and administrative	22,129	20,246	88,244	82,739
Depreciation and amortization	1,258	888	3,914	3,984
Total operating expenses	71,272	70,259	272,175	289,208
(Loss) income from operations	(1,642)	12,970	(841)	27,925
Interest income, net	1,950	4,111	10,781	9,414
Loss on debt extinguishment	—	(56)	—	(9,686)
Other expense, net	(64)	(25)	(93)	(3,157)
Income before (provision for) benefit from income taxes	244	17,000	9,847	24,496
(Provision for) benefit from income taxes	(1,247)	59,172	(6,272)	44,246
Net (loss) income	$(1,003)	$76,172	$3,575	$68,742
Net (loss) income per share:
Basic	$(0.04)	$2.48	$0.13	$2.85
Diluted	$(0.04)	$2.27	$0.12	$2.56
Weighted average common shares outstanding:
Basic	26,265,642	30,721,336	28,366,770	24,124,833
Diluted	26,265,642	33,598,707	30,100,579	26,860,931

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Cost of revenue	$678	$485	$2,582	$1,484
Sales and marketing(2)	4,597	4,309	18,732	39,086
Research and development	2,243	2,289	10,271	9,325
General and administrative	5,372	5,796	21,321	26,321
Total stock-based compensation expense	$12,890	$12,879	$52,906	$76,216

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.2 million and $2.2 million recognized during the three months ended December 31, 2025 and 2024, respectively, and $8.8 million and $29.3 million recognized during the year ended December 31, 2025 and 2024, respectively.

Ibotta, Inc.
BALANCE SHEETS
(In thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$186,612	$349,282
Restricted cash	—	408
Accounts receivable, net	208,709	220,883
Prepaid expenses and other current assets	12,604	11,168
Total current assets	407,925	581,741
Property and equipment, net	23,434	1,951
Capitalized software development costs, net	24,193	16,201
Equity investment	4,531	4,531
Deferred tax assets, net	54,850	73,211
Operating lease assets	9,901	—
Other long-term assets	1,077	794
Total assets	$525,911	$678,429
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,840	$7,160
Due to third-party publishers	107,601	93,982
Deferred revenue	2,935	4,964
User redemption liability	65,521	74,006
Accrued expenses	19,614	17,965
Other current liabilities	1,249	6,088
Total current liabilities	207,760	204,165
Long-term liabilities:
Operating lease liabilities, long-term	25,501	—
Unrecognized tax benefits, long-term	4,999	16,981
Total liabilities	238,260	221,146
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Additional paid-in capital	692,097	629,050
Treasury stock	(267,575)	(31,321)
Accumulated deficit	(136,871)	(140,446)
Total stockholders' equity	287,651	457,283
Total liabilities and stockholders' equity	$525,911	$678,429

Ibotta, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2025	2024
Operating activities
Net income	$3,575	$68,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,320	8,080
Impairment of capitalized software development costs	516	574
Stock-based compensation expense	44,144	46,924
Common stock warrant expense	8,762	29,292
Credit loss expense	1,963	1,215
Loss on debt extinguishment	—	9,686
Amortization of debt discount and issuance costs	152	1,055
Change in fair value of convertible notes derivative liability	—	3,085
Deferred income taxes	3,146	(53,622)
Other	30	28
Changes in assets and liabilities:
Accounts receivable	10,237	4,397
Other current and long-term assets	3,444	(24,640)
Accounts payable	355	(911)
Due to third-party publishers	13,619	20,827
Accrued expenses	(1,253)	(6,360)
Deferred revenue	(2,029)	2,336
User redemption liability	(8,485)	(10,525)
Other current and long-term liabilities	8,778	15,734
Net cash provided by operating activities	95,274	115,917
Investing activities
Additions to property and equipment	(20,293)	(871)
Additions to capitalized software development costs	(14,010)	(9,330)
Net cash used in investing activities	(34,303)	(10,201)
Financing activities
Proceeds from exercise of stock options	9,124	13,478
Debt issuance costs	(2)	(808)
Proceeds from initial public offering, net	—	206,692
Purchase of treasury stock	(232,971)	(31,321)
Taxes paid related to net share settlement of equity awards	(3,420)	(3,319)
Deferred offering costs	—	(6,037)
Proceeds from employee stock purchase plan	3,220	2,788
Other financing activities	—	(90)
Net cash (used in) provided by financing activities	(224,049)	181,383
Net change in cash, cash equivalents, and restricted cash	(163,078)	287,099
Cash, cash equivalents, and restricted cash, beginning of period	349,690	62,591
Cash, cash equivalents, and restricted cash, end of period	$186,612	$349,690

The following table disaggregates the Company’s direct-to-consumer and third-party publisher revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
	(in thousands, except percentages)
Direct-to-consumer revenue
Redemption revenue	$22,150	$30,132	(26)%	$94,785	$128,558	(26)%
Ad & other revenue	9,978	15,981	(38)%	45,153	58,430	(23)%
Total direct-to-consumer revenue	32,128	46,113	(30)%	139,938	186,988	(25)%
Third-party publishers revenue
Redemption revenue	56,398	52,267	8%	202,451	180,266	12%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	56,398	52,267	8%	202,451	180,266	12%
Total
Redemption revenue	78,548	82,399	(5)%	297,236	308,824	(4)%
Ad & other revenue	9,978	15,981	(38)%	45,153	58,430	(23)%
Total revenue	$88,526	$98,380	(10)%	$342,389	$367,254	(7)%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(1,003)	$76,172	$3,575	$68,742
Add (deduct):
Interest income, net	(1,950)	(4,111)	(10,781)	(9,414)
Provision for (benefit from) income taxes	1,247	(59,172)	6,272	(44,246)
Depreciation and amortization	2,467	1,919	8,320	8,080
Stock-based compensation	12,890	12,879	52,906	76,216
Change in fair value of derivative	—	—	—	3,085
Loss on debt extinguishment	—	56	—	9,686
Restructuring charges	—	—	2,496	—
Other expense, net	65	25	93	71
Adjusted EBITDA	$13,716	$27,768	$62,881	$112,220
Revenue	$88,526	$98,380	$342,389	$367,254
Net (loss) income as a percent of revenue	(1)%	77%	1%	19%
Adjusted EBITDA margin	15%	28%	18%	31%

Reconciliation of Adjusted Net Income

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(1,003)	$76,172	$3,575	$68,742
Stock-based compensation	12,890	12,879	52,906	76,216
Change in fair value of derivative	—	—	—	3,085
Loss on debt extinguishment	—	56	—	9,686
Restructuring charges	—	—	2,496	—
Adjustment for income taxes	(3,837)	(66,735)	(7,581)	(68,691)
Adjusted net income	$8,050	$22,372	$51,396	$89,038
Revenue	$88,526	$98,380	$342,389	$367,254
Adjusted net income as a percent of revenue	9%	23%	15%	24%

Weighted average common shares outstanding, diluted	26,265,642	33,598,707	30,100,579	26,860,931
Net (loss) income per share, diluted	$(0.04)	$2.27	$0.12	$2.56

Adjusted weighted average common shares outstanding, diluted	27,426,819	33,598,707	30,100,579	26,860,931
Adjusted net income per share, diluted	$0.29	$0.67	$1.71	$3.31

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Free Cash Flow

	Three months ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$27,805	$21,987	$95,274	$115,917
Additions to property and equipment	(7,525)	(216)	(20,293)	(871)
Additions to capitalized software development costs	(3,650)	(2,329)	(14,010)	(9,330)
Free cash flow	$16,630	$19,442	$60,971	$105,716

Contact

Corporate Communications
Hilary O’Byrne, hilary.obyrne@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com